EXHIBIT 99.1

Microsemi Reports First Quarter 2007 Results

IRVINE, Calif., Jan. 25, 2007 (PRIME NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its first quarter of fiscal year 2007.

  * Net Sales for Quarter Increased 24 Percent over
    Prior Year Quarter
  * GAAP Gross Margins 43.2 Percent
  * Non-GAAP Gross Margins 50.0 Percent
  * Positive Book-to-Bill Ratio of 1.05

Net sales for Microsemi's first quarter, ended December 31, 2006, were $102.3 million, up 24 percent from net sales of $82.2 million in the first quarter of 2006. Net sales declined less than 1 percent compared to $103.2 million for the fourth quarter of 2006. GAAP gross margins were 43.2 percent in the first quarter compared to 48.1 percent for the first quarter of 2006 and 42.3 percent in the fourth quarter of 2006. GAAP operating margins were 13.7 percent for the first quarter compared to 23.3 percent in the first quarter of 2006 and 13.6 percent in the fourth quarter of 2006. GAAP operating income was $14.0 million in the first quarter compared to $19.2 million in the first quarter of 2006, and equivalent to the operating income of $14.0 million in the fourth quarter of 2006. GAAP operating income for the first quarter of 2007 include charges of $0.6 million for severance expenses incurred in planning for the integration of PowerDsine. GAAP operating income included stock option compensation expense of $1.6 million and $1.1 million in the first quarter of 2007 and the fourth quarter of 2006, respectively. Stock option compensation was insignificant for the first quarter of 2006. First quarter GAAP net income was $10.6 million compared to $13.8 million in the first quarter of 2006 and $8.1 million in the fourth quarter of 2006. The GAAP effective tax rate was favorably impacted by our tax planning program and a benefit of approximately $0.5 million from the reinstatement of the R&D tax credit retroactive to January 1, 2006. GAAP diluted earnings per share was $0.14 for the first quarter, compared to $0.20 in the first quarter of 2006 and $0.11 in the fourth quarter of 2006.

For the first quarter, non-GAAP gross margin percentage for the quarter was 50.0 percent, compared to 50.3 percent for the fourth quarter and equal to the 50.0 percent recorded in the first quarter of last year. Non-GAAP operating margins were 24.9 percent in the first quarter, compared to 27.3 percent in the first quarter of 2006 and 25.8 percent in the fourth quarter of 2006. Non-GAAP net income was $18.1 million, up 13 percent from $16.0 million in the first quarter of 2006 and down from the $18.2 million from the fourth quarter of 2006. The non-GAAP effective tax rate was favorably impacted by our tax planning program and a benefit of approximately $0.5 million from the reinstatement of the R&D tax credit retroactively to January 1, 2006. Non-GAAP diluted earnings per share in the first quarter were $0.25, up from $0.24 in the first quarter of 2006 and equivalent to the $0.25 in the fourth quarter of 2006. Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP income and non-GAAP operating margins exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, loss on disposition of assets and restructuring and other special charges.

James J. Peterson, President and Chief Executive Officer, stated, "This quarter was challenging with continued slowness in some of our markets, but we are confident that we are well positioned with our new products, our diversity in end markets, and our continued operational efficiencies that we can exceed the overall market expectations for the coming year."

The book-to-bill ratio for the quarter was 1.05.

Business Outlook

We expect that for the second quarter of fiscal year 2007, our sales will be up in the range of 3 to 5 percent, sequentially. On a non-GAAP basis, we expect earnings for the second quarter of fiscal year 2007 to be $0.20 to $0.23 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves included implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1233

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and all statements about plans or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse impacts on analog / mixed-signal markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, disasters, wars or potential future effects of the tragic events of September 11, 2001, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs, of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. Potential risks and uncertainties regarding the recently completed acquisition by Microsemi of PowerDsine, Ltd. include, but are not limited to, the uncertainty as to the future profitability of the acquired company, delays in the realization of accretion, if any, from the acquisition transaction, and any circumstance that adversely impacts on the power over ethernet ("PoE") market or the speed of growth of the PoE market. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

                        MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                                             Quarter ended
                                        ------------------------
                                        December 31,   January 1,
                                            2006          2006
                                          --------      --------
 NET SALES                                $102,289      $ 82,159
 Cost of sales                              58,131        42,612
                                          --------      --------
 GROSS MARGIN                               44,158        39,547

 Operating expenses:

 Selling, general and administrative        18,425        14,387
 Research and development                    8,824         5,077
 Amortization of intangible assets           2,003           229
 Restructuring and severance charges           903           641
 Loss on dispositions of assets                 --            34
                                          --------      --------

   Total operating expenses                 30,155        20,368
                                          --------      --------

 OPERATING  INCOME                          14,003        19,179

 Interest and other income, net              1,463           811
                                          --------      --------

 INCOME BEFORE INCOME TAXES                 15,466        19,990

 Provision for income taxes                  4,872         6,197
                                          --------      --------
 NET INCOME                               $ 10,594      $ 13,793
                                          ========      ========
 Earnings per share
    Basic                                 $   0.15      $   0.22
                                          ========      ========
    Diluted                               $   0.14      $   0.20
                                          ========      ========

 Common and common equivalent
  shares outstanding:
   Basic                                    71,632        63,996
   Diluted                                  73,425        67,547

                        MICROSEMI CORPORATION
          Schedule Reconciling Non-GAAP Income to GAAP Income
               (in thousands, except per share amounts)

                                                    Quarter ended
                                              ------------------------
                                              December 31,   January 1,
                                                 2006          2006
                                                -------       -------
 GAAP NET INCOME                                $10,594       $13,793
                                                =======       =======
 The non-GAAP amounts have been adjusted
  to exclude the following items:

 Excluded from cost of sales
  Transitional idle capacity and
   inventory abandonments (a)                   $ 6,972       $ 1,512

 Excluded from operating expenses
  Amortization of intangible assets (b)           2,003           229
  Stock option compensation (c)                   1,585            --
  Loss on disposition of assets (a)                  --            34
  Restructuring, severance and other
   special charges (a)                              903         1,470
                                                -------       -------
                                                 11,463         3,245
 Income tax effect on non-GAAP adjustments        3,934         1,006
                                                -------       -------
 Net effect of adjustments to GAAP net income   $ 7,529       $ 2,239
                                                =======       =======
 NON-GAAP NET INCOME                            $18,123       $16,032
                                                =======       =======

 (a) - (c)  Please refer to corresponding footnotes below.

                         MICROSEMI CORPORATION
            Schedule Reconciling Reported Financial Ratios

                                           Quarter ended
                            ------------------------------------------
                            December 31,    October 1,    January 1,
                                2006           2006          2006
                            ------------   ------------   ------------
 GAAP gross margin          43.2 percent   42.3 percent   48.1 percent
 Effect of reconciling
  items on gross margin      6.8 percent    8.0 percent    1.9 percent
 Non-GAAP gross margin      50.0 percent   50.3 percent   50.0 percent

 GAAP operating margin      13.7 percent   13.6 percent   23.3 percent
 Effect of reconciling
  items on operating margin 11.2 percent   12.2 percent    4.0 percent
 Non-GAAP operating margin  24.9 percent   25.8 percent   27.3 percent

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, in-process research and development, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

(a) The restructuring activities involve the closure and consolidation of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations. Transitional idle capacity relates to unused manufacturing capacity and non-productive manufacturing expenses during the period from when shutdown activities commence to when a facility is closed. Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location. Loss on disposition of assets results from abandonment of non-productive assets in accordance with a restructuring plan. Restructuring and other special charges includes severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(b) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the Company's operations, management does not view this expense as reflective of the business' current performance.

(c) Stock option compensation in connection with the SFAS123R has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

                        MICROSEMI CORPORATION
                Selected Non-GAAP Financial Information
              (in thousands except for per share amounts)

                                               Quarter ended
                                          ------------------------
                                          December 31,   January 1,
                                              2006          2006
                                            --------      --------
 GAAP gross margin                          $ 44,158      $ 39,547
  Transitional idle capacity and
   inventory abandonments (a)                  6,972         1,512
                                            --------      --------
 Non-GAAP gross margin                      $ 51,130      $ 41,059
                                            --------      --------

 GAAP operating expenses                    $ 30,155      $ 20,368
  Amortization of intangible assets (b)       (2,003)         (229)
  Stock option compensation (c)               (1,585)
  Loss on disposition of assets (a)               --           (34)
  Restructuring, severance and other
   special charges (a)                          (903)       (1,470)
                                            --------      --------
 Non-GAAP operating expenses                $ 25,664      $ 18,635
                                            --------      --------

 GAAP operating income                      $ 14,003      $ 19,179
  Transitional idle capacity and
   inventory abandonments (a)                  6,972         1,512
  Amortization of intangible assets (b)        2,003           229
  Stock option compensation (c)                1,585            --
  Loss on disposition of assets (a)               --            34
  Restructuring, severance and other
   special charges (a)                           903         1,470
                                            --------      --------
 Non-GAAP operating income                  $ 25,466      $ 22,424
                                            --------      --------

 GAAP income before taxes                   $ 15,466      $ 19,990
  Transitional idle capacity and
   inventory abandonments (a)                  6,972         1,512
  Amortization of intangible assets (b)        2,003           229
  Stock option compensation (c)                1,585            --
  Loss on disposition of assets (a)               --            34
  Restructuring, severance and other
   special charges (a)                           903         1,470
                                            --------      --------
 Non-GAAP income before taxes               $ 26,929      $ 23,235
                                            --------      --------

 GAAP net income                            $ 10,594      $ 13,793
  Transitional idle capacity and
   inventory abandonments (a)                  6,972         1,512
  Amortization of intangible assets (b)        2,003           229
  Stock option compensation (c)                1,585            --
  Loss on disposition of assets (a)               --            34
  Restructuring, severance and other
   special charges (a)                           903         1,470
  Income tax effect on non-GAAP adjustments   (3,934)       (1,006)
                                            --------      --------
 Non-GAAP net income                        $ 18,123      $ 16,032
                                            --------      --------

 GAAP diluted earnings per share            $   0.14      $   0.20
   Impact of non-GAAP adjustments
    on diluted earnings per share           $   0.11      $   0.04
                                            --------      --------
 Non-GAAP diluted earnings per share        $   0.25      $   0.24
                                            --------      --------

 (a) - (c)  Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
            Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)

                                             December 31,   October 1,
                                                 2006          2006
                                               --------      --------
 ASSETS

   Current Assets:
    Cash and cash equivalents                  $165,336      $165,415
    Accounts receivable, net                     72,479        70,260
    Inventories                                  95,445        88,643
    Deferred income taxes                        13,677        13,482
    Other current assets, including
     assets held for disposition                 12,628         8,223
                                               --------      --------
    Total current assets                        359,565       346,023

  Property and equipment, net                    65,104        65,018
  Goodwill                                       51,546        51,546
  Other intangible assets, net                   43,250        45,253
  Other assets                                    2,382         2,150
                                               --------      --------
 TOTAL ASSETS                                  $521,847      $509,990
                                               ========      ========

 LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities                          $ 50,203      $ 51,988
  Non-current liabilities                         4,114         4,875
  Shareholders' equity                          467,530       453,127
                                               --------      --------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $521,847      $509,990
                                               ========      ========

CONTACT:  Microsemi Corporation
          Financial Contact:
          David R. Sonksen, Executive Vice President and CFO
            (949) 221-7101
          Editorial Contact:
          Cliff Silver, Manager, Corporate Communications
            (949) 221-7112